UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-20167 (Commission File No.)	38-2062816 (IRS Employer Identification No.)

130 South Cedar Street

Manistique, Michigan 49854

(Address of Principal Executive Offices)  (Zip Code)

(888) 343-8147

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On January 16, 2018, Mackinac Financial Corporation, a Michigan corporation (the “Company”), announced that it had entered into a definitive agreement, dated as of January 16, 2018 pursuant to which First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation, will merge with and into MFNC Acquisition, LLC, a Michigan limited liability company (“MergerSub”), a wholly owned subsidiary of the Company, with MergerSub as the surviving corporation in the merger.  A copy of the press release announcing the merger is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

No.	Description

99.1	Press Release of Mackinac Financial Corporation, dated January 16, 2018.

EXHIBIT INDEX

No.	Description

99.1	Press Release of Mackinac Financial Corporation, dated January 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: January 16, 2018	By:	/s/ Jesse A. Deering
Jesse A. Deering
Executive Vice President/Chief Financial Officer